UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005 (as revised November 10, 2005)
AMDL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification Number)

2492 Walnut Avenue, Suite 100
Tustin, California		92780-7039

(Address of Principal Executive		(Zip Code)
Offices)

(Registrant’s Telephone Number, Including Area Code) (714) 505-4460
N/A
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.38
EXHIBIT 99.1

Item 3.02 Unregistered Sales of Equity Securities.
Second Closing of Private Placement
On August 29, 2005 we conducted the second closing of a combined private offering (“Offering”) under Regulation D and Regulation S for the sale to accredited investors of shares of our common stock (“Shares”) and warrants (“Warrants”) to purchase a number of shares of our common stock equal to one-half of the number of shares sold in the Offering (the “Warrant Shares”). We received $1,007,000 in aggregate gross proceeds from the sale of a total of 3,163,591 Shares in the Offering. An application for approval from the American Stock Exchange (“AMEX”) for listing of the Shares sold and the Warrant Shares will be made as soon as practicable. 2,093,750 Shares were sold at the first closing on August 16, 2005 at $0.32 each and 1,069,841 Shares were sold at the second closing on August 29, 2005 at $0.315 each, representing a discount of 25% from the average of the closing prices for the five consecutive trading days prior to each closing date. The offering of the Shares was previously approved by our stockholders on September 27, 2004 at our last annual meeting.
The exercise price of the Warrant Shares issued in the first closing was $0.49 and the exercise price of the Warrant Shares issued in the second closing was $0.44. We may receive additional gross proceeds of approximately $748,334 from the exercise of the Warrants issued in the Offering, exclusive of any proceeds from the exercise of warrants issued to the placement agent. No assurances can be given that any of the Warrants will be exercised.
In connection with the offer and sale of securities to the purchasers in the Offering, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S and Rule 506 promulgated thereunder. We believe that the purchasers are “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act.
S-3 Registration Statement and Liquidated Damages
In connection with the Offering, we agreed to file a registration statement by October 15, 2005 with the Securities and Exchange Commission on Form S-3 covering the secondary offering and resale of the Shares and the Warrant Shares sold in the Offering. The Registration was timely filed on October 12, 2005.
In addition, we agreed that if the Registration Statement was not declared effective on or before the earlier of (i) the 120th day following each closing of the offering or (ii) the date which is within five (5) business days (as defined) after the date on which the SEC informs us in writing (a) that the SEC will not review the Registration Statement, or (b) that we may request acceleration of the Registration Statement, then we would be obligated to issue as “liquidated damages” to each purchaser, additional Warrants in an amount equal to 1.5% of the Warrant Shares issuable on exercise of Warrants issued to each purchaser for each 30 day period during which such failure to be declared effective had occurred and is continuing, up to a maximum of a total of six percent (6%) of the number of Warrant Shares issuable to each purchaser in the offering.
Compensation to Placement Agents
In connection with our Offering, we utilized the services of Galileo Asset Management, S.A., a Swiss corporation for sales to non-U.S. persons, and Havkit Corporation, an NASD member broker-dealer as our placement agent for sales in the United States. For their services, Galileo and Havkit will receive an aggregate of $100,700 and warrants to purchase an aggregate of 316,359 shares of our common stock. We have also agreed to pay Galileo a three percent (3%) non-accountable expense allowance in connection with the Offering and we have also agreed to pay a six percent (6%) cash commission upon exercise of the Warrants by the purchasers.
Item 7.01 Regulation FD Disclosure.
On August 30, 2005, we issued a press release announcing the Second Closing. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.38 Form of Securities Purchase Agreement for August 2005 Private Placement
99.1 Press release, dated August 30, 2005, announcing the Second Closing (furnished pursuant to Item 7.01).
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC.

	By:	/s/ Gary L. Dreher
Name: Gary L. Dreher
Title: President and Chief Executive Officer
Dated: November 10, 2005

EXHIBIT INDEX

Exhibits	Description
10.38	Form of Securities Purchase Agreement for August 2005 Private Placement

99.1	Press release, dated August 30, 2005, announcing the Second Closing (furnished pursuant to Item 7.01).